EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT



NAME OF CORPORATION                           STATE OF INCORPORATION
-------------------                           ----------------------

Classic Optical, Inc.                              Michigan

European Manufacturers Agency, Inc.                Florida

Solovision Optical, Inc.                           Florida